                                                                     Exhibit 4.b

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA

CONTRACT  NUMBER      P9999999999

OWNER          JOHN DOE


      STATUTORY HOME OFFICE               EXECUTIVE OFFICE            ANNUITY SERVICE CENTER
   2999 NORTH 44TH ST., STE 250          1 SUNAMERICA CENTER              P. O. BOX 54299
        PHOENIX, AZ 85018            LOS ANGELES, CA 90067-6022     LOS ANGELES, CA 90054-0299


ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Owner in accordance with the provisions set forth in this Contract and in consideration of Purchase Payments We receive.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED-MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT EXCEPT DURING THE 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT TO AMOUNTS ALLOCATED TO NON-MVA FIXED ACCOUNT OPTIONS.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CONTRACT TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CONTRACT VALUE AND THE SALES CHARGE ON THE BUSINESS DAY DURING WHICH THE CONTRACT IS RECEIVED. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Gross Purchase Payment(s) may be required. Therefore, We reserve the right to allocate your Purchase Payment(s) to the Cash Management Subaccount until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Contract Data Page.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.


     /s/ SUSAN L. HARRIS                            /s/ ELI BROAD
-------------------------------              -------------------------------
       Susan L. Harris                                 Eli Broad
          Secretary                                    President

                          INDIVIDUAL FIXED AND VARIABLE
                                ANNUITY CONTRACT

                                Nonparticipating

                                TABLE OF CONTENTS


CONTRACT DATA PAGE......................................................................    PAGE 3

PURCHASE PAYMENT ALLOCATION.............................................................    PAGE 4

DEFINITIONS.............................................................................    PAGE 5

PURCHASE PAYMENT PROVISIONS.............................................................    PAGE 8
Purchase Payments; Deferment of Payments; Suspension of Payments; Substitution
of Portfolio

ACCUMULATION PROVISIONS.................................................................    PAGE 9
Separate Account Accumulation Value; Number of Accumulation Units; Accumulation
Unit Value (AUV); Fixed Account Accumulation Value; Fixed Account Guarantee
Period Options And Interest Crediting ; Market Value Adjustment

CHARGES AND DEDUCTIONS..................................................................    PAGE 11
Sales Charge; Rights of Accumulation; Letter of Intent; Withdrawal Charge;
Mortality Risk Charge; Expense Risk Charge; Distribution Expense Charge;
Guaranteed Death Benefit Risk Charge

TRANSFER PROVISIONS.....................................................................    PAGE 12
Transfers of Accumulation and Annuity Units Between Subaccounts; Transfers of
Accumulation and Annuity Units To and From the Fixed Account

WITHDRAWAL PROVISIONS...................................................................    PAGE 13

Systematic Withdrawal Program

GENERAL PROVISIONS......................................................................    PAGE 13
Entire Contract; Change of Annuitant; Death of Annuitant; Misstatement of Age or
Sex; Proof of Age, Sex or Survival; Conformity With State Laws; Changes in Law;
Assignment; Claims of Creditors; Premium Taxes and Other Taxes; Written Notice;
Periodic Reports; Incontestability; Nonparticipating

DEATH PROVISIONS.......................................................................PAGE 15
Death of Owner Before the Annuity Date; Due Proof of Death; Amount of Death
Benefit; Death of Owner or Annuitant on or After the Annuity Date; Beneficiary

ANNUITY PROVISIONS.....................................................................PAGE 18
Annuity Date; Payments to Owner; Fixed Annuity Payments; Amount of Fixed Annuity
Payments; Amount of Variable Annuity Payments

ANNUITY PAYMENT OPTIONS ...............................................................PAGE 20

FIXED ANNUITY PAYMENT OPTIONS TABLE....................................................PAGE 21

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.................................................PAGE 24

                               CONTRACT DATA PAGE


CONTRACT NUMBER:                                          ANNUITY SERVICE CENTER:
         P9999999999                                      P. O. BOX 54299
                                                          LOS ANGELES, CA 90054-0299

OWNER:                                                    AGE AT ISSUE:
         JOHN DOE                                                35

ANNUITANT:                                                GROSS PURCHASE PAYMENT:
         JOHN DOE                                                $10,000.00

ANNUITY DATE:                                             PURCHASE PAYMENT:
         October 1, 2028                                         $9425.00

LATEST ANNUITY DATE:                                      CONTRACT DATE:
         October 1, 2053                                         October 1, 1998

MORTALITY RISK CHARGE:                                    FIXED ACCOUNT OPTIONS -
         [0.23%]                                           Minimum Guarantee Rate:
                                                                 3.0%

DISTRIBUTION EXPENSE RISK CHARGE:                         EXPENSE RISK CHARGE:
         [0.15%]                                                 [0.35%]

GUARANTEED DEATH BENEFIT RISK CHARGE                      BENEFICIARY:
         [0.12%]                                                 As named by You.

DEATH BENEFIT OPTION:                                     SEPARATE ACCOUNT:
         Option I:  Purchase Payment Accumulation                Variable Annuity Account Seven


                   SALES CHARGE AND WITHDRAWAL CHARGE SCHEDULE


          AMOUNT OF OWNER'S        MAXIMUM SALES CHARGE AS A     WITHDRAWAL CHARGE AS A
     INVESTMENT (AS DISCUSSED IN      PERCENTAGE OF GROSS         PERCENTAGE OF GROSS
     THE SALES CHARGE PROVISION)       PURCHASE PAYMENT             PURCHASE PAYMENT
     ---------------------------   -------------------------     ----------------------
         [Less than $50,000]                [5.75%]                     [0.00%]
          [$50,000-$99,999]                 [4.75%]                     [0.00%]
         [$100,000-$249,999]                [3.50%]                     [0.00%]
         [$250,000-$499,999]                [2.50%]                     [0.00%]
         [$500,000-$999,999]                [2.00%]                     [0.00%]
            [$1,000,000+]                   [0.50%]                     [0.50%]


                                  FOR INQUIRIES
                               CALL 1-800-445-SUN2

                           PURCHASE PAYMENT ALLOCATION

                                   Subaccounts


                SUNAMERICA                              ANCHOR
                SERIES TRUST                            SERIES TRUST
                ------------                            ------------
         0.00%  Cash Management                  0.00%  Government & Quality Bond
         0.00%  Corporate Bond                  25.00%  Growth
         0.00%  Global Bond                      0.00%  Capital Appreciation
         0.00%  High-Yield Bond
         0.00%  Worldwide High Income
         0.00%  SunAmerica Balanced
        25.00%  MFS Total Return
         0.00%  Asset Allocation
         0.00%  Utility
         0.00%  Growth-Income
         0.00%  MFS Growth and Income
         0.00%  Federated Value
         0.00%  Venture Value
         0.00%  "Dogs" of Wall St.
         0.00%  Alliance Growth
        25.00%  Putnam Growth
         0.00%  Real Estate
         0.00%  Aggressive Growth
         0.00%  International Growth
                     and Income
         0.00%  Global Equities
         0.00%  International Diversified
                     Equities
         0.00%  Emerging Markets


                              Fixed Account Options


                       Guarantee                       Initial
                        Period                       Interest Rate
                        ------                       -------------
      25.00%       1-Year Fixed Non-MVA                 3.00%
       0.00%       3-Year Fixed MVA
       0.00%       5-Year Fixed MVA
       0.00%       7-Year Fixed MVA
       0.00%      10-Year Fixed MVA

                   DCA Fixed Account Options

       0.00%       6 Month DCA Fixed Non-MVA
       0.00%       1 Year DCA Fixed Non-MVA

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract. Other capitalized terms in the Contract refer to the captioned paragraph explaining that particular concept in the Contract.

ACCUMULATION UNIT
A unit of measurement used to compute the Contract Value in a Subaccount prior to the Annuity Date.

AGE
Age as of last birthday.

ANNUITANT
The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Contract cannot have Joint Annuitants if it is issued on a tax-qualified basis.

ANNUITY DATE
The date on which annuity payments to the Payee are to start. The Owner must specify the Annuity Date, which must be at least two years after the Contract Date.

ANNUITY SERVICE CENTER As specified on the Contract Data Page.

ANNUITY UNIT
A unit of measurement used to compute annuity payments from the Subaccounts.

BENEFICIARY
The Beneficiary is as named by You unless later changed by You in a written request to Us at Our Annuity Service Center.

CONTRACT DATE
The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE
The sum of: (1) Your share of the Subaccounts' Accumulation Unit values and (2) the value of amounts allocated to the Fixed Account Options.

CONTRACT YEAR
A year starting from the Contract Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar year.

CONTRIBUTION YEAR
A year starting from the date a Purchase Payment is made in one calendar year and ending on the day preceding the anniversary of such date in succeeding calendar years.


CURRENT INTEREST RATE
The rate(s) of interest declared by Us applicable to allocations of subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

DOLLAR COST AVERAGING (DCA)
You may authorize the automatic transfer of specified amounts or percentages, at the interval selected by You, from the DCA Fixed Account Option(s), the 1-Year Fixed Account Option or any Subaccount(s) into any Subaccount, other than the source account. All amounts allocated to a DCA Fixed Account Option will be transferred out within the specified DCA Fixed Account Option period. The unit values credited and applied to Your Contract are determined on each date of transfer. You may terminate the DCA program at any time. However, upon termination or annuitization, any amounts remaining in the DCA Fixed Account Options will be transferred to the 1-Year Fixed Account Option. We reserve the right to change the terms and conditions of the DCA program at any time.

FIXED ACCOUNT OPTIONS
The investment options under this Contract that are credited with a fixed rate of interest declared by the Company. All Purchase Payments allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Contract are shown on page 4.

FIXED ANNUITY
A series of periodic annuity payments in predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GROSS PURCHASE PAYMENTS
Payments in U.S. currency made by or on behalf of the Owner to the Company for the Contract. Gross Purchase Payments do not reflect the reduction of the Sales Charge. The amount of Your initial Gross Purchase Payment is shown on the Contract Data Page.

GUARANTEE PERIOD
The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE
The rate(s) of interest credited to any portion of the initial Purchase Payment allocated to the Fixed Account Option(s), as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Contract is/are listed on page 4. The Initial Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

IRC
The Internal Revenue Code of 1986, as amended, or as it may be amended or superseded.

JOINT OWNER
If Joint Owners are named, they must be spouses. Each Joint Owner has an equal ownership interest in the Contract unless we are advised otherwise in writing.

NYSE
New York Stock Exchange. Generally, the close of any NYSE business day is 4:00PM, Eastern Time. Financial transactions and/or Purchase Payments received after the close of any NYSE business day will be credited with the next NYSE business day's Accumulation Unit Value for the selected Subaccount.

OWNER
The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both Joint Owners, if applicable.

PAYEE
The person receiving payment of annuity benefits under this Contract.

PORTFOLIO
The variable investment options in which the corresponding Subaccount(s) invest.


PURCHASE PAYMENTS
The amount of a Purchase Payment is equal to the Gross Purchase Payment amount less any applicable Sales Charge and premium taxes. Purchase Payments are credited to your Contract Value. The amount of Your initial Purchase Payment is shown on the Contract Data Page.

RENEWAL INTEREST RATE
The rate(s) of interest declared by Us applicable to transfers from the Subaccounts into the Fixed Account Options and to amounts previously allocated to a Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

SEPARATE ACCOUNT
A segregated asset account named on the Contract Data Page. The Separate Account consists of the Subaccounts, each investing in the shares of the corresponding variable Portfolio. The assets of the Separate Account are not comingled with the general assets and liabilities of the Company. The value of amounts allocated to the Subaccounts of the Separate Account is not guaranteed.

SUBACCOUNT
One or more divisions of the Separate Account which invests in shares of the corresponding variable Portfolios. Each Subaccount is not chargeable with liabilities arising out of any other Subaccount. The available Subaccounts are shown on page 4.

VARIABLE ANNUITY
A series of periodic annuity payments which vary in amount according to the investment experience of one or more Subaccounts, as selected by You.

WE, OUR, US, THE COMPANY
Anchor National Life Insurance Company.

YOU, YOUR
The Owner.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS
Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency or timing of Purchase Payments. Purchase Payments will be allocated to the Fixed Account Option(s) and Subaccount(s) in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Subaccount under the Contract.

DEFERMENT OF PAYMENTS
We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS
We may suspend or postpone any payments from the Subaccounts if any of the following occur:


(a)     the NYSE is closed;
(b)     trading on the NYSE is restricted;
(c) an emergency exists such that it is not reasonably practical to dispose of securities in the Portfolios or to determine the value of its assets; or
(d) the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

SUBSTITUTION OF PORTFOLIO
If: (a) the shares of the variable Portfolios should no longer be available for investment by the Separate Account; or (b) in the judgment of the Board of Trustees for the SunAmerica Series Trust and the Anchor Series Trust, further investment in the shares of a variable Portfolio is no longer appropriate in view of the purpose of the Contract, then We may substitute shares of another underlying investment series or portfolio, for shares already purchased, or to be purchased in the future by subsequent Purchase Payments under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE
The Separate Account Accumulation Value under the Contract shall be the sum of the values of the Accumulation Units held in the Subaccounts for the Owner.

NUMBER OF ACCUMULATION UNITS
For each Subaccount, the number of Accumulation Units is the sum of each Purchase Payment and/or transfer amount allocated to the Subaccount:

Divided by

The Accumulation Unit value for that Subaccount for the NYSE business day on which the Purchase Payment or transfer amount is allocated.

The number of Accumulation Units will be similarly adjusted for withdrawals, annuitizations, transfers and charges. Adjustments will be made as of the NYSE business day on which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Subaccount for any NYSE business day is calculated by subtracting
(2) from (1) and dividing the result by (3) where:

(1) is the total value for the given NYSE business day of the assets attributable to the Accumulation Units of the Subaccount, minus the total liabilities;
(2) is the cumulative unpaid charge for assumption of Expense Risk, Mortality Risk and Guaranteed Death Benefit Risk charges (See CHARGES AND DEDUCTIONS); and
(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE
Under the Contract, the Fixed Account Accumulation Value shall be the sum of all monies then invested in the Fixed Account Option(s) plus all interest credited thereto. This amount shall be adjusted for withdrawals, annuitizations, transfers and applicable charges. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING
Any amounts allocated to the Fixed Account Options from the initial Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments allocated to the Fixed Account Options will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Transfers to the Fixed Account Options from the Subaccounts and amounts renewed into the Fixed Account Options will earn interest at the Renewal Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

For thirty (30) days following the date of expiration of a Guarantee Period, You may renew for the same or any other Guarantee Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Subaccounts. If during that 30-day period You do not specify a different Guarantee Period or otherwise transfer to a Subaccount, We will select the same Guarantee Period as has just expired, crediting Your Contract with the Renewal Interest Rate in effect on the date of expiration of the Guarantee Period, so long as such Guarantee Period does not extend beyond the Annuity Date. If the guarantee period extends beyond the Annuity Date, We will credit interest up to the Annuity Date at the Renewal Interest Rate for the 1-Year Fixed Account Option.

If You are participating in the DCA program and allocated Purchase Payments to a DCA Fixed Account Option, upon termination of the DCA program and unless you otherwise specify, any amounts remaining in the DCA Fixed Account Options will be automatically transferred to the 1-Year Fixed Account Option. Such amounts will earn interest at the Renewal Interest Rate for the 1-Year Fixed Account Option.

MARKET VALUE ADJUSTMENT (MVA)
Any payments and values based on the 3, 5, 7 or 10-year Fixed Account Options may be subject to a MVA, the operation of which may result in upward or downward adjustments in the Contract Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized by the following formula:

                        {(1 + I)/(1+J+0.0050)}(N/12) -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Initial Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the Initial Interest Rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal or annuitization request is processed.

There will be no MVA on withdrawals from the Fixed Account Options in the following situations: (1) to pay a Death Benefit paid upon death of the Owner;
(2) on amounts withdrawn to pay fees or charges; (3) on amounts withdrawn or transferred from the Fixed Account Options within thirty (30) days after the end of the Guarantee Period; and (4) on annuitizations on the Latest Annuity Date.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Contract:

SALES CHARGE
A Sales Charge is deducted from each Gross Purchase Payment. The Sales Charge equals a percentage of each Gross Purchase Payment and varies based upon the Owner's investment, as described below, at the time each Gross Purchase Payment is made. We will not retroactively reduce Sales Charges. The Sales Charge
Schedule is shown on the Contract Data Page.

The Owner's investment at the time a Gross Purchase Payment is deposited into the Contract is determined as the sum of: (a) Your investment as defined under the Rights of Accumulation provision; and (b) any additional investment commitments secured by a Letter of Intent as defined in the Letter of Intent provision.

RIGHTS OF ACCUMULATION
At the time a Gross Purchase Payment is made into this Contract, the Owner's investment under this Rights of Accumulation provision is the sum of: (1) that Gross Purchase Payment; and (2) the Contract Value of this Contract; and (3) the value of other qualifying Contracts or contracts issued by Us which You, Your spouse, or any of Your children under the age of 21 own. You must notify Us of any qualifying contracts, as discussed in (3) above, by the time that Gross Purchase Payment is made in order to receive any applicable reduction in Sales Charge. We reserve the right to modify, suspend or terminate the Rights of Accumulation provision at any time.

LETTER OF INTENT
Your commitment to invest a certain amount over a 13-month period through a Letter of Intent subject to Company restrictions. If you do not satisfy the conditions of Your Letter of Intent by the end of the 13-month period, We will deduct from your Contract Value the difference between: (1) the Sales Charge applicable to the actual amount of Gross Purchase Payments made during the 13-month period, and (2) the Sales Charge that was actually deducted. We will not retroactively reduce Sales Charges if You exceed Your investment commitment. We reserve the right to modify, suspend or terminate the Letter of Intent provision at any time.

WITHDRAWAL CHARGE
If applicable, a Withdrawal Charge will be deducted from Your Contract Value upon the withdrawal of any portion of a Gross Purchase Payment that is subject to a Withdrawal Charge. That Withdrawal Charge applies only during the 1-year period following the receipt and application of that Gross Purchase Payment. The Withdrawal Charge Schedule is shown on the Contract Data Page. Also, see WITHDRAWAL PROVISIONS.

MORTALITY RISK CHARGE

On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Subaccounts to which Your Purchase Payments are allocated. This charge is to compensate Us for assuming the mortality risks under the Contract.





EXPENSE RISK CHARGE
On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Subaccounts to which Your Purchase Payments are allocated. This charge is to compensate Us for assuming the expense risks under the Contract.

DISTRIBUTION EXPENSE CHARGE
On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Subaccounts to which Your Purchase Payments are allocated. This charge is to compensate Us for all distribution expenses associated with the Contract.

GUARANTEED DEATH BENEFIT RISK CHARGE
On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Subaccounts to which Your Purchase Payments are allocated. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide a minimum guaranteed Death Benefit prior to the Annuity Date.

                               TRANSFER PROVISIONS

Prior to the Annuity Date, You may transfer all or part of Your Contract Value to any of the Subaccounts or Fixed Account Options, other than the DCA Fixed Account Options, subject to certain restrictions. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Subaccount or Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN SUBACCOUNTS
Prior to the Annuity Date, You may transfer all or a portion of Your Contract Value between Subaccounts. A transfer will result in the redemption of Accumulation Units in a Subaccount and the purchase of Accumulation Units in the other Subaccount. Transfers will be effected at the next computed Accumulation Unit Value following Our receipt of Your request for transfer. Accumulation Unit Values are calculated at the close of each NYSE business day.

After the Annuity Date, You may transfer all or a portion of Your Contract Value from one Subaccount to another Subaccount. A transfer will result in the redemption of Annuity Units in a Subaccount and the purchase of Annuity Units in the other Subaccount. Transfers will be effected for the last NYSE business day of the month in which We receive Your request for the transfer.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS TO AND FROM THE FIXED ACCOUNT

Prior to the Annuity Date, You may transfer all or any part of Your Contract Value from the Subaccount(s) to any Fixed Account Option(s) other than the DCA Fixed Account Options or from the Fixed Account Option(s) to the Subaccount(s) of the Contract.

After the Annuity Date, transfers into or out of the Fixed Account Option(s) are not allowed.




                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while You are living, You may withdraw all or part of Your Contract Value under this Contract by informing Us in writing at Our Annuity Service Center. For a full withdrawal, this Contract must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after a withdrawal are subject to Company limits.

Without written notice to the contrary, withdrawals will be deducted from the Contract Value in proportion to their allocation among the Fixed Account Options and the Subaccounts. Withdrawals will be based on values at the end of the NYSE business day in which the request for withdrawal and the Contract (in the case of a full withdrawal), are received at Our Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.

For the purposes of determining the amount of any applicable Withdrawal Charge, withdrawals are assumed to be taken from earnings first, then Purchase Payments. Purchase Payments are assumed to be withdrawn on a first-in-first-out (FIFO) basis. The Withdrawal Charge Schedule is shown on the Contract Data Page. Also, see the WITHDRAWAL CHARGE provision.

For the purposes of determining tax liability under the IRC, withdrawals of the Contract Value are treated on a last-in first-out (LIFO) basis.

SYSTEMATIC WITHDRAWAL PROGRAM
Prior to the Annuity Date, You may elect to participate in the Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from your account monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is $250 per withdrawal. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Market Value Adjustment as discussed in the MARKET VALUE ADJUSTMENT provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request.

                               GENERAL PROVISIONS

ENTIRE CONTRACT
The entire contract between You and Us consists of the application as completed by You at the time of purchase, this Contract and any attached endorsement(s). No one can change the terms or conditions of this contract other than Us. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT
If the Owner is an individual, the Owner may change the Annuitant(s) at any time prior to the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is a non-natural person, the Owner may not change the Annuitant.




DEATH OF ANNUITANT
If the Owner and Annuitant are different, and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Owner, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX
If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Account Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Subaccounts will be deducted from the next payment(s) due. Any underpayment from the Subaccounts will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL
The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

CONFORMITY WITH STATE LAWS
The provisions of this Contract will be interpreted by the laws of the state in which the application was signed or such other state as is required by law. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW
If the laws governing this Contract or the taxation of benefits under the Contract change, We reserve the right to amend this Contract to comply with these changes.

ASSIGNMENT
You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS

To the extent permitted by law, no right or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES OR OTHER TAXES
The Company may deduct from Your Contract Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE
Any notice We send to You will be sent to Your address shown in the Application unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.

PERIODIC REPORTS
During each Contract Year, We will send You quarterly statements of the account activity of the Contract as well as confirmation reports after each financial transaction. The quarterly statements will include all transactions which have occurred during the accounting period shown on the statement.

INCONTESTABILITY
This Contract will be incontestable from the Contract Date.

NONPARTICIPATING
This Contract does not share in Our surplus.

                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Contract is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Owner.

DEATH OF OWNER BEFORE THE ANNUITY DATE
We will pay a death benefit to the Beneficiary upon Our receiving all required documentation including: (a) due proof that any Owner died before the Annuity Date; and (b) an election form selecting the payment option from the options listed below. If no election is received within 60 days of our receipt of due proof of death, the death benefit will be paid in accordance with option 1 below. The Beneficiary must select one of the following options:

        1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

        2. Collect the death benefit in the form of one of the Annuity Payment Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this option must commence within one year after the

                Owner's death, otherwise, the death benefit will be paid in accordance with option 1 above; or

        3. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to become the Owner and continue the Contract in force. If this option is elected, no death benefit is paid. Upon the new Owner's subsequent death, the entire interest must be distributed immediately under option 1 or 2 above.


DUE PROOF OF DEATH

Due Proof of Death means:

        1.      a certified copy of a death certificate; or
        2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
        3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or
        4.      any other proof satisfactory to Us.

AMOUNT OF DEATH BENEFIT
The amount of the death benefit will be determined based upon your death benefit option selection. Once selected, the death benefit option cannot be changed. The death benefit options are as described below.

OPTION I:   PURCHASE PAYMENT ACCUMULATION DEATH BENEFIT OPTION

Prior to the Annuity Date and upon death of the Owner, the Beneficiary will receive the greatest of:

1. the Contract Value for the NYSE business day during which We receive all required documentation including due proof of death of the Owner and an election of the type of payment to be made at Our Annuity Service Center; or

2. Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals), compounded until the date of death at 4% interest, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) recorded after the date of death; or

3. the Contract Value at the seventh Contract anniversary, plus any subsequent Purchase Payments and less any subsequent withdrawals (and any fees or charges applicable to such withdrawals) compounded until the date of death at 4% interest, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) recorded after the date of death.

If the Owner was age 70 or older on the Contract Date, both (2) and (3) above will be compounded at 3%, rather than 4%. If the death benefit is paid on the death of a Owner who was not originally named in the application and was age 70 or older on the Contract Date, both (2) and (3) above will be compounded at 3%, rather than 4%.

OPTION II:  MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION

        If, upon the death of the Owner and prior to the Annuity Date, the Owner has not attained his or her 90th birthday, the Beneficiary will receive the greatest of:

        1. the Contract Value for the NYSE business day during which We receive all required documentation including due proof of death the Owner and an election of the type of payment to be made at Our Annuity Service Center; or

        2. Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

        3. the maximum anniversary value preceding the date of death. The maximum anniversary value is equal to the greatest anniversary value attained from the following:

                As of the date of receipt of due proof of death and an election of the type of payment to be made, at our Annuity Service Center, We will calculate an anniversary value for each Contract anniversary prior to the Owner's 81st birthday. The anniversary value is equal to the Contract Value on a Contract anniversary, increased by the dollar amount of any Purchase Payments made since that anniversary and reduced by the dollar amount of any withdrawals (and any fees or charges applicable to such withdrawals) since that anniversary.

If the deceased Owner has attained age 90, then the death benefit will be the Contract Value as defined in (1) above.

DEATH OF OWNER OR ANNUITANT ON OR AFTER THE ANNUITY DATE. If any Owner or Annuitant dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay the remaining portion of the interest of the Contract under the annuity payment option being used on the date of death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY
The Beneficiary is selected by the Owner. While (a) the Owner is living; and (b) before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. The change will take effect on the date We record the proper notice subject to any payments We have made. If two or more persons are named, (a) those surviving the Owner will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries at the death of the Owner, the death benefit will be paid to the estate of the Owner in accordance with option 1, under DEATH OF OWNER BEFORE THE ANNUITY DATE.


                               ANNUITY PROVISIONS

ANNUITY DATE
The Owner selects an Annuity Date (the date on which annuity payments are to begin) at the time of application. The Owner may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Contract Date, but not beyond the later of the Owner's 90th birthday or ten years after the Contract Date. If the Owner is a non-natural person, the latest Annuity Date is the later of the Annuitant's 90th birthday or ten years after the Contract Date. If no Annuity Date is selected, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO OWNER
Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS
If a Fixed Annuity payment option has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS
The amount of each Fixed Annuity payment will be determined by applying the portion of the Contract Value allocated to Fixed Annuity payments less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Contract Value allocated to the Subaccount, less any applicable premium taxes, to rates which are at least equal to the annuity rates based upon the annuity table applicable to the Variable Annuity payment option chosen. If the Contract Value is allocated to more than one Subaccount, the value of Your interest in each Subaccount is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Subaccount.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Subaccount is the amount of the first annuity payment attributable to that Subaccount divided by the value of the applicable Annuity Unit for that Subaccount as of the Annuity Date. The number will not change as a result of investment experience.



(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Subaccount is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Subaccount for the last NYSE business day of the current month.

The Net Investment Factor for any Subaccount for a certain month is determined by dividing (1) by (2) where:

                (1) is the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of that month, and

                (2) is the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, subsequent Variable Annuity payments will vary in amount according to the investment performance of the applicable Subaccount(s) to which a portion of Your Contract Value is allocated. The amount may change from month to month. The amount of each subsequent payment for each Subaccount is:

The number of Annuity Units for each Subaccount as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Subaccount at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Contract to the Company at its Annuity Service Center, the Contract Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Contract Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been selected by the Annuity Date, You will automatically receive option 4, below, with 120 monthly payments guaranteed.


OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME PAYMENTS GUARANTEED
Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND 100% SURVIVOR LIFE ANNUITY
Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than the 10 or 20 years, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4v - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 10 or 20 years, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
Payments payable to the Payee for any specified period of time for five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not included any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)


                   OPTION 1                 OPTION 4                       OPTION 4
   AGE OF                                 LIFE ANNUITY                   LIFE ANNUITY
  ANNUITANT      LIFE ANNUITY      (W/120 PAYMENTS GUARANTEED)    (W/240 PAYMENTS GUARANTEED)
  ---------      ------------      ---------------------------    ---------------------------
                 MALE   FEMALE        MALE           FEMALE           MALE          FEMALE
                 ----   ------        ----           ------           ----          ------
     55          4.23    3.84         4.19            3.82            4.05           3.76
     56          4.32    3.91         4.27            3.88            4.11           3.81
     57          4.41    3.98         4.35            3.95            4.17           3.87
     58          4.51    4.05         4.44            4.02            4.24           3.93
     59          4.61    4.13         4.54            4.10            4.31           4.00
     60          4.72    4.22         4.64            4.18            4.37           4.06
     61          4.84    4.31         4.74            4.27            4.44           4.13
     62          4.96    4.40         4.85            4.36            4.51           4.20
     63          5.10    4.51         4.97            4.45            4.58           4.27
     64          5.24    4.62         5.10            4.55            4.65           4.35
     65          5.40    4.73         5.22            4.66            4.72           4.42
     66          5.56    4.86         5.36            4.78            4.79           4.50
     67          5.74    4.99         5.50            4.90            4.86           4.57
     68          5.93    5.14         5.65            5.02            4.92           4.65
     69          6.13    5.29         5.80            5.16            4.99           4.73
     70          6.35    5.46         5.96            5.30            5.05           4.80
     71          6.58    5.64         6.13            5.46            5.10           4.88
     72          6.82    5.84         6.29            5.62            5.16           4.95
     73          7.08    6.05         6.47            5.78            5.20           5.02
     74          7.36    6.28         6.64            5.96            5.25           5.08
     75          7.66    6.53         6.82            6.14            5.29           5.14
     76          7.98    6.80         7.00            6.33            5.33           5.19
     77          8.33    7.09         7.19            6.53            5.36           5.24
     78          8.69    7.41         7.37            6.73            5.39           5.29
     79          9.09    7.75         7.55            6.94            5.41           5.33
     80          9.51    8.11         7.73            7.14            5.43           5.36
     81          9.97    8.51         7.91            7.35            5.45           5.39
     82         10.45    8.94         8.08            7.55            5.47           5.42
     83         10.97    9.41         8.24            7.76            5.48           5.44
     84         11.52    9.92         8.40            7.95            5.49           5.46
     85         12.10    10.47        8.54            8.13            5.50           5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY


    AGE OF
     MALE
   ANNUITANT                                AGE OF FEMALE ANNUITANT
   ---------                                -----------------------
                      55          60         65         70         75         80         85
                      --          --         --         --         --         --         --
      55             3.54        3.69       3.84       3.96       4.06       4.13       4.17
      60             3.63        3.83       4.04       4.23       4.39       4.52       4.60
      65             3.70        3.95       4.23       4.51       4.78       5.00       5.16
      70             3.75        4.04       4.39       4.78       5.18       5.56       5.85
      75             3.78        4.11       4.51       5.01       5.57       6.14       6.65
      80             3.81        4.15       4.60       5.18       5.89       6.70       7.52
      85             3.82        4.18       4.66       5.30       6.14       7.18       8.35


              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)


    AGE OF
     MALE
   ANNUITANT                                  AGE OF FEMALE ANNUITANT
   ---------                                  -----------------------
                      55          60         65         70         75         80         85
                      --          --         --         --         --         --         --
      55             3.54        3.69       3.83       3.96       4.05       4.12       4.16
      60             3.63        3.83       4.03       4.22       4.38       4.50       4.57
      65             3.70        3.95       4.22       4.50       4.76       4.97       5.10
      70             3.75        4.04       4.38       4.76       5.15       5.48       5.72
      75             3.78        4.10       4.50       4.98       5.50       6.00       6.40
      80             3.80        4.14       4.58       5.13       5.78       6.46       7.04
      85             3.81        4.16       4.62       5.22       5.97       6.80       7.55


              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)


    AGE OF
     MALE
   ANNUITANT                                  AGE OF FEMALE ANNUITANT
   ---------                                  -----------------------
                      55          60         65         70         75         80         85
                      --          --         --         --         --         --         --
      55             3.53        3.68       3.81       3.92       3.99       4.03       4.04
      60             3.62        3.81       4.00       4.16       4.27       4.34       4.37
      65             3.68        3.92       4.16       4.39       4.56       4.66       4.71
      70             3.72        3.99       4.29       4.58       4.81       4.96       5.03
      75             3.74        4.03       4.36       4.70       4.99       5.17       5.26
      80             3.75        4.05       4.40       4.77       5.09       5.30       5.40
      85             3.76        4.06       4.42       4.80       5.13       5.35       5.46

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                       FIXED PAYMENT FOR SPECIFIED PERIOD


    NUMBER         MONTHLY      NUMBER     MONTHLY    NUMBER     MONTHLY    NUMBER     MONTHLY
   OF YEARS        PAYMENT     OF YEARS    PAYMENT   OF YEARS    PAYMENT   OF YEARS    PAYMENT
   --------        -------     --------    -------   --------    -------   --------    -------
                                  10        9.61        17        6.23        24        4.84
                                  11        8.86        18        5.96        25        4.71
       5            17.91         12        8.24        19        5.73        26        4.59
       6            15.14         13        7.71        20        5.51        27        4.47
       7            13.16         14        7.26        21        5.32        28        4.37
       8            11.68         15        6.87        22        5.15        29        4.27
       9            10.53         16        6.53        23        4.99        30        4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

           OPTIONS 1v & 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)


                  OPTION 1v                OPTION 4v                       OPTION 4v
                                          LIFE ANNUITY                   LIFE ANNUITY
   AGE OF                               (W/120 PAYMENTS                 (W/240 PAYMENTS
 ANNUITANT       LIFE ANNUITY             GUARANTEED)                     GUARANTEED)
 ---------       ------------        ----------------------           --------------------
                MALE    FEMALE        MALE           FEMALE           MALE          FEMALE
                ----    ------        ----           ------           ----          ------
     55         4.53     4.13         4.48            4.11            4.33           4.05
     56         4.62     4.20         4.56            4.18            4.39           4.10
     57         4.71     4.27         4.64            4.24            4.45           4.16
     58         4.80     4.34         4.73            4.31            4.52           4.22
     59         4.90     4.42         4.82            4.39            4.58           4.28
     60         5.01     4.51         4.92            4.47            4.65           4.34
     61         5.13     4.60         5.03            4.55            4.71           4.41
     62         5.26     4.69         5.14            4.64            4.78           4.48
     63         5.39     4.80         5.25            4.74            4.85           4.55
     64         5.54     4.91         5.38            4.84            4.92           4.62
     65         5.69     5.02         5.51            4.94            4.99           4.69
     66         5.86     5.15         5.64            5.06            5.05           4.77
     67         6.03     5.28         5.78            5.18            5.12           4.84
     68         6.22     5.43         5.93            5.30            5.18           4.92
     69         6.43     5.58         6.08            5.44            5.24           4.99
     70         6.64     5.75         6.23            5.58            5.30           5.06
     71         6.87     5.93         6.40            5.73            5.36           5.14
     72         7.12     6.13         6.56            5.89            5.41           5.21
     73         7.38     6.34         6.73            6.06            5.46           5.27
     74         7.66     6.57         6.91            6.23            5.50           5.33
     75         7.96     6.82         7.09            6.41            5.54           5.39
     76         8.28     7.09         7.27            6.60            5.57           5.44
     77         8.63     7.38         7.45            6.79            5.61           5.49
     78         9.00     7.70         7.63            6.99            5.63           5.54
     79         9.40     8.04         7.81            7.19            5.66           5.58
     80         9.82     8.41         7.98            7.40            5.68           5.61
     81        10.28     8.81         8.16            7.60            5.70           5.64
     82        10.76     9.24         8.32            7.81            5.71           5.66
     83        11.28     9.71         8.48            8.00            5.72           5.69
     84        11.83    10.23         8.64            8.19            5.73           5.70
     85        12.42    10.78         8.78            8.38            5.74           5.72

              OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY


   AGE OF
    MALE
  ANNUITANT                                AGE OF FEMALE ANNUITANT
  ---------                                -----------------------
                   55          60          65         70          75         80          85
                   --          --          --         --          --         --          --
     55           3.83        3.98        4.12       4.24        4.34       4.42        4.46
     60           3.92        4.11        4.32       4.51        4.67       4.80        4.89
     65           3.99        4.23        4.50       4.79        5.05       5.28        5.44
     70           4.04        4.33        4.67       5.05        5.46       5.83        6.13
     75           4.07        4.39        4.79       5.28        5.84       6.41        6.93
     80           4.10        4.44        4.88       5.45        6.16       6.97        7.79
     85           4.11        4.47        4.94       5.57        6.41       7.45        8.61


              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)


   AGE OF
    MALE
  ANNUITANT                                 AGE OF FEMALE ANNUITANT
  ---------                                 -----------------------
                   55          60          65         70          75         80          85
                   --          --          --         --          --         --          --
     55           3.83        3.98        4.12       4.24        4.34       4.40        4.45
     60           3.92        4.11        4.31       4.50        4.66       4.78        4.86
     65           3.99        4.23        4.50       4.78        5.03       5.24        5.38
     70           4.04        4.32        4.66       5.03        5.41       5.75        5.99
     75           4.07        4.38        4.78       5.25        5.77       6.26        6.66
     80           4.09        4.43        4.86       5.40        6.05       6.72        7.29
     85           4.10        4.45        4.90       5.50        6.24       7.05        7.80


              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)


    AGE OF
     MALE
   ANNUITANT                                  AGE OF FEMALE ANNUITANT
   ---------                                  -----------------------
                      55          60         65         70         75         80         85
                      --          --         --         --         --         --         --
      55             3.82        3.97       4.10       4.20       4.27       4.31       4.33
      60             3.91        4.09       4.28       4.44       4.55       4.61       4.64
      65             3.97        4.20       4.44       4.66       4.83       4.93       4.97
      70             4.01        4.27       4.56       4.84       5.07       5.21       5.28
      75             4.03        4.31       4.64       4.97       5.25       5.42       5.51
      80             4.04        4.33       4.67       5.03       5.34       5.55       5.65
      85             4.05        4.34       4.69       5.06       5.38       5.60       5.70

              OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD


   NUMBER       MONTHLY      NUMBER     MONTHLY     NUMBER     MONTHLY     NUMBER     MONTHLY
  OF YEARS      PAYMENT     OF YEARS    PAYMENT    OF YEARS    PAYMENT    OF YEARS    PAYMENT
  --------      -------     --------    -------    --------    -------    --------    -------
                               10         9.83        17         6.47        24         5.09
                               11         9.09        18         6.20        25         4.96
      5          18.12         12         8.46        19         5.97        26         4.84
      6          15.35         13         7.94        20         5.75        27         4.73
      7          13.38         14         7.49        21         5.56        28         4.63
      8          11.90         15         7.10        22         5.39        29         4.53
      9          10.75         16         6.76        23         5.24        30         4.45

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY   LOS ANGELES, CALIFORNIA

                          INDIVIDUAL FIXED AND VARIABLE
                                ANNUITY CONTRACT

                                Nonparticipating


                                       29